EXHIBIT 12

                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                              COMPUTATION OF RATIOS

RETURN ON AVERAGE EQUITY                        Net income/Average
                                                stockholders' equity

RETURN ON AVERAGE ASSETS                        Net income/Average assets

NET INTEREST MARGIN                             Fully-tax equivalent net
                                                interest income/Average
                                                earning assets

EFFICIENCY RATIO                                (Non-interest expenses less
                                                intangible asset
                                                amortization)/(Fully-tax
                                                equivalent net interest
                                                income plus non-interest
                                                income excluding securities
                                                and asset disposal gains
                                                and/or losses)

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS  Average stockholders'
                                                equity/Average assets

AVERAGE LOANS TO AVERAGE DEPOSITS               Average gross loans/Average
                                                deposits

CASH DIVIDENDS TO NET INCOME OR DIVIDEND        Dividends declared/Net income
PAYOUT RATIO

NONPERFORMING LOANS TO PERIOD END LOANS         (Nonaccrual loans plus
                                                loans past due 90 days or
                                                greater plus renegotiated
                                                loans)/Gross loans net of
                                                unearned interest

NONPERFORMING ASSETS TO TOTAL ASSETS            (Nonaccrual loans plus
                                                loans past due 90 days or
                                                greater plus renegotiated
                                                loans plus other real
                                                estate owned)/Total assets

ALLOWANCE FOR LOAN LOSSES TO PERIOD END         Allowance for loan losses/Gross
TOTAL LOANS                                     loans net of unearned interest

TIER 1 CAPITAL RATIO                            Stockholders' equity less
                                                intangible assets and
                                                securities mark-to-market
                                                capital reserve ("Tier 1
                                                Capital")/Risk weighted
                                                assets

TOTAL CAPITAL RATIO                             Tier 1 Capital plus allowance
                                                for loan losses/Risk weighted
                                                assets

LEVERAGE RATIO                                  Tier 1 Capital/Quarterly
                                                average assets

CASH DIVIDENDS PER SHARE                        Cash dividends paid/Common
                                                shares outstanding at date of
                                                declaration

BOOK VALUE PER SHARE                            Total stockholders'
                                                equity/Common shares
                                                outstanding at quarter-end

TANGIBLE BOOK VALUE PER SHARE                   (Total stockholders' equity less
                                                goodwill and other
                                                intangible assets)/Common
                                                shares outstanding at
                                                quarter-end

TANGIBLE CAPITAL RATIO                          (Total stockholders' equity less
                                                goodwill and other
                                                intangible assets)/ (Total
                                                assets less goodwill and
                                                other intangible assets)